REFERENCE 23.0 ACCOUNTANT'S CONSENT

[Letterhead of Kingery Crouse & Hohl P.A.]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 9, 2001, with respect to the financial statements of Maxim Mortgage Corporation., as of and for the year ended December 31, 2000 and for the periods January 5, 1999 (date of incorporation) to December 31, 1999 and 2000 filed with the Securities and Exchange Commission.

/s/ KINGERY, CROUSE & HOHL, P.A.

Tampa, Florida

November 6, 2001